Exhibit 23.7

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We hereby consent to the use in the Prospectus constituting part of this Amendment No. 4 to the Registration Statement on Form SB-2 for Tintic Gold Mining Company, of our report dated April 19, 2005, except for Note 10 as to which the date is September 23, 2005, relating to the December 31, 2004 financial statements of Tintic Gold Mining Company, which appears in such Prospectus. We also consent to the reference to us under the heading "Experts".



/s/Pritchett, Siler & Hardy, P.C.

PRITCHETT, SILER & HARDY, P.C.

Salt Lake City, Utah
March 24, 2006